UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 16, 2016
Date of Report (Date of earliest event reported)

OAXACA RESOURCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-196921	36-4752858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7458 Allison Place Chilliwack, British Columbia, Canada	V4Z 1J7
(Address of principal executive offices)	(Zip Code)

(778) 823-3104
Registrant's telephone number, including area code

1551 Johnston Street, Suite 201, Vancouver, British Columbia, Canada, V6H 3R9.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02        Unregistered Sales of Equity Securities

On May 16, 2016, Oaxaca Resources Corp. (the "Company") completed a private placement (the "Private Placement") equity financing to five purchasers. The Private Placement consisted of the sale of 100,000 units (each, a "Unit") at CAD$5.00 per Unit for gross proceeds of CAD$500,000. Each Unit is comprised of one share of common stock of the Company (each, a "Share") and one-half of one non-transferable common stock purchase warrant (each whole warrant being, a "Warrant"), and each Warrant will entitle the holder thereof to purchase one additional share of common stock of the Company (each, a "Warrant Share") at a price of US$7.50 per Warrant Share for a period of two years from closing, that is, until May 16, 2018. The Company relied on the exemption from registration under the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act") provided by Regulation S with respect to the five purchasers based on representations and warranties provided by the purchasers of the Units in their respective subscription agreements entered into between the Company and each of the purchasers.

The description of terms and conditions of the

Item 9.01        Financial Statements and Exhibits

(a)         Financial Statements of Business Acquired

Not applicable.

(b)         Pro forma Financial Information

Not applicable.

(c)         Shell Company Transaction

Not applicable.

(d)         Exhibits
Exhibit	Description
4.1	Form of Warrant
10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
OAXACA RESOURCES CORP.
Date: May 17, 2016.	By: /s/ Devon Loosdrecht Devon Loosdrecht President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer and a director

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